Board of Directors
Creative Host Services, Inc.
San Diego, California

We consent to the incorporation by reference to our Independent Auditors' Report dated February 20, 1998, on the financial statemetns of Creative Host Services, Inc. for the year ended December 31, 1997, and to the reference to us as experts, in the Registration Statement on Form S-3, filed with the Securities and Exchange Commission on September 16, 1998.


/s/ Stonefield Josephson, Inc.
CERTIFIED PUBLIC ACCOUNTANTS

Santa Monica, California
October 2, 1998